Exhibit 5.3

Our File No.	266476
Date	May 29, 2019

To the Board of Directors
Great Panther Mining Limited
1330 - 200 Granville Street
Vancouver, British Columbia
V6C 1S4 Canada

Dear Sirs/Mesdames:

Re:	Great Panther Mining Limited
Registration Statement on Form F-10

We hereby consent to the use of our name in the Registration Statement on Form F-10 filed by Great Panther Mining Limited on May 29, 2019, as such may thereafter be amended or supplemented, and in the base shelf prospectus included therein, under the headings “Legal Matters” and “Enforceability of Civil Liabilities By U.S. Investors”.

In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by section 7 of the Securities Act of 1933, as amended.

Yours truly,

“McMillan LLP”

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